UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2014

Clone Algo Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54083	27-3183663
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3225 McLeod Drive, Las Vegas, NV 89121
(Address of principal executive office)

702-871-8535
 (Registrant's telephone number, including area code)

n/a
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Resignation of Previous Independent Registered Public Accounting Firm

On June 29, 2014, Clone Algo Inc. (the “Company”) accepted the resignation of Hartley Moore Accountancy Corporation (“Hartley Moore”) as Independent Registered Public Accountants. On June 29, 2014, the Board of Directors of the Company accepted such resignation.

Hartley Moore was appointed as our independent registered public accounting firm on April 29, 2014.  During the fiscal year ended March 31, 2014 and from inception (February 22, 2010) to March 31, 2014 and through Hartley Moore’s resignation on June 29, 2014, there were (1) no disagreements with Hartley Moore on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Hartley Moore would have caused Hartley Moore to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K except that Hartley Moore informed the Company that the scope of its audit had expanded relative to variable interest entities and entities under common control with the Company’s management. Hartley Moore requested financial information for various companies which are under common control with the Company’s management and the Company did not provide this financial information. Hartley Moore communicated to the Company that its resignation was as a result of a limitation of scope in this part of the audit. Hartley Moore did not issue any reports on the Company’s financial statements.

We furnished Hartley Moore with a copy of this disclosure on July 2, 2014, providing Hartley Moore with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.  A copy of Hartley Moore’s letter to the SEC is filed as Exhibit 16.1 to this Report.

Engagement of New Independent Registered Public Accounting Firm

On July 1, 2014, the Board of Directors of the Company engaged Terry L. Johnson, CPA (“Johnson”) as our independent registered public accounting firm.

During the years ended March 31, 2014 and 2013 and through the date hereof, neither the Company nor anyone acting on its behalf consulted Johnson with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Johnson concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 22, 2014, Mr. Pily Wong submitted to the Company a resignation letter pursuant to which he resigned from his position as Director.  Mr. Wong did not resign as the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies), or practices.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:  The following exhibits are filed as part of this report:

Exhibit No.	Description

16.1	Letter from Hartley Moore Accountancy Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLONE ALGO INC.

Date: July 3, 2014	By:	/s/ Nitin Damodaran
Nitin Damodaran
Chief Executive Officer

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